As filed with the Securities and Exchange Commission on August 7, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

WEST PHARMACEUTICAL SERVICES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

PENNSYLVANIA	23-1210010
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 GORDON DRIVE
LIONVILLE, PA 19341
(610) 594-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

JOHN R. GAILEY III, ESQ.
VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
WEST PHARMACEUTICAL SERVICES, INC.
101 GORDON DRIVE
LIONVILLE, PA 19341
(610) 594-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as possible after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ?

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ?

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $0.25 per share	47,510	$40.14	$1,907,051	$59

(1)

Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of $40.14 per share, the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 6, 2007.

PROSPECTUS

47,510 SHARES

WEST PHARMACEUTICAL SERVICES, INC.

COMMON STOCK

This prospectus relates to shares of our common stock that our selling shareholders may offer and sell from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

Each time any common stock is offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of and other information relating to the selling shareholders, if applicable. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

The selling shareholders may offer and sell shares of common stock directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any shares of our common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The primary market for our common stock is the New York Stock Exchange, where it trades under the symbol “WST.”

We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus and we will bear all expenses related to the registration of the common stock. The selling shareholder will be responsible for expenses incurred in selling the common stock, which may include, among other things, underwriting discounts, brokerage fees and commissions.

Investing in our common stock involves risks. You should carefully consider the “RISK FACTORS” beginning on page 1 of this prospectus before buying shares of our common stock. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2007

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

RISK FACTORS	1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	5

WHO WE ARE	7

USE OF PROCEEDS	9

SELLING SHAREHOLDERS	9

PLAN OF DISTRIBUTION	10

LEGAL MATTERS	11

EXPERTS	11

WHERE YOU CAN FIND MORE INFORMATION	12

INCORPORATION BY REFERENCE	12

TRANSFER AGENT	13

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information”, or any free writing prospectus that we prepare and distribute. Neither we nor any selling shareholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement or any such free writing prospectus. This prospectus, the accompanying prospectus supplement and any such free writing prospectus may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in or incorporated by reference into this prospectus and the accompanying prospectus supplement or any such free writing prospectus. If you receive any other information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date on the cover page of this prospectus. Neither we nor any selling shareholder are making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, the selling shareholders may sell the securities described in this prospectus in one or more offerings. Each time the selling shareholders sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the risk factors described below and all other information contained or incorporated by reference into this prospectus before you decide to invest in our common stock. If any of the following risk factors, as well as other risks and uncertainties that are not currently known to us or that we currently believe are not material, actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose part or all of your investment.

Risks Related to Our Business

Our sales and profitability depend to a large extent on the sale of drug products delivered by injection. If the products developed by our customers in the future use another delivery system, our sales and profitability could suffer.

Our business depends to a substantial extent on customers’ continued sales and development of products that are delivered by injection. We also rely on our customers who develop products that use other delivery means, including oral and trans-mucosal, specifically, the Exubera® Inhalation-Powder insulin device. However, if our customers fail to continue to sell, develop and deploy new injectable products or we are unable to develop new products that assist in the delivery of drugs by alternative methods, our sales and profitability may suffer. Exubera® is a registered trademark of Pfizer Inc.

If we are unable to provide comparative value advantages, timely fulfillment of customer orders, or resist pricing pressure, we will have to reduce our prices, which may negatively impact our profit margins.

We compete with several companies across our major product lines. Because of the special nature of these products, competition is based primarily on product design and performance, although total cost is becoming increasingly important as pharmaceutical companies continue with aggressive cost control programs across their entire operations. Competitors often compete on the basis of price. We differentiate ourselves from our competition as a “full-service value-added” supplier that is able to provide pre-sale compatibility studies and other services and sophisticated post-sale technical support on a global basis. However, we face continued pricing pressure from our customers and competitors. If we are unable to resist or to offset the effects of continued pricing pressure through our value-added services, improved operating efficiencies and reduced expenditures, or if we have to reduce our prices, our sales and profitability may suffer.

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If we are unable to expand our production capacity at our European and Asian facilities or otherwise experience any disruption in our production activities, there may be a delay in fulfilling or we may be unable to fulfill customer orders and this could potentially reduce our sales and our profitability may suffer.

We have significant indebtedness and debt service payments which could negatively impact our liquidity.

We owe substantial debts and have to commit significant cash flow to debt service requirements. The level of our indebtedness, among other things, could:

•	make it difficult for us to obtain any necessary future financing for working capital, capital expenditures, debt service requirements or other purposes;

•              limit our flexibility in planning for, or reacting to changes in, our business; and

•	make our financial results and share value more vulnerable in the event of a downturn in our business.

Our ability to meet our debt service obligations and to reduce our total indebtedness depends on the results of our product development efforts, our future operating performance, our ability to generate cash flow from the sale of our products and on general economic, financial, competitive, legislative, regulatory and other factors affecting our operations. Many of these factors are beyond our control and our future operating performance could be adversely affected by some or all of these factors.

If we incur new indebtedness in the future, the related risks that we now face could intensify. Whether we are able to make required payments on our outstanding indebtedness and to satisfy any other future debt obligations will depend on our future operating performance and our ability to obtain additional debt or equity financing.

We are subject to regulation by governments around the world, and if these regulations are not complied with, existing and future operations may be curtailed, and we could be subject to liability.

The design, development, manufacturing, marketing and labeling of certain of our products and our customers’ products that incorporate our products are subject to regulation by governmental authorities in the United States, Europe and other countries, including the FDA and the European Medicines Agency. The regulatory process can result in required modification or withdrawal of existing products and a substantial delay in the introduction of new products. Also, it is possible that regulatory approval may not be obtained for a new product. In addition, our analytical laboratories perform certain contract services for drug manufacturers and are subject to the FDA’s current good manufacturing practices regulations. We must also register as a contract laboratory with the FDA and are subject to periodic inspections by the FDA. The Drug Enforcement Administration has licensed our contract analytical laboratories to handle and store controlled substances.

Failure to comply with applicable regulatory requirements can result in actions that could adversely affect our business and financial performance.

Our business may be adversely affected by changes in the regulation of drug products and devices.

An effect of the governmental regulation of our customers’ drug products, devices, and manufacturing processes is that compliance with regulations makes it costly and time consuming for customers to substitute or replace components and devices produced by one supplier with those from another. In general terms, regulation of our customers’ products that incorporate our components and devices has increased over time. However, if the applicable regulations were to be modified in a way that

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reduced the cost and time involved for customers to substitute one supplier’s components or devices for those made by another, it is likely that the competitive pressure on us would increase and adversely affect our sales and profitability.

Our business may be adversely affected by risks typically encountered in international operations and fluctuations in currency exchange rates.

We conduct business in most of the major pharmaceutical markets in the world. Sales outside the U.S. account for approximately 49% of our consolidated net sales for the year 2006. Although the general business process is similar to the domestic business, international operations are exposed to additional risks, including the following: fluctuations in currency exchange rates; transportation delays and interruptions; political and economic instability and disruptions, especially in Latin and South America, Asia, and Israel; the imposition of duties and tariffs; import and export controls; the risks of divergent business expectations or cultural incompatibility inherent in establishing and maintaining operations in foreign countries; difficulties in staffing and managing multi-national operations; labor strikes and/or disputes; limitations on our ability to enforce legal rights and remedies; and potentially adverse tax consequences.

Any of these events could have an adverse effect on our international operations in the future by reducing the demand for our products, decreasing the prices at which we can sell our products or otherwise have an adverse effect on our business, financial condition or results of operations. In addition, we may not be able to operate in compliance with foreign laws and regulations, or comply with applicable customs, currency exchange control regulations, transfer pricing regulations or any other laws or regulations to which we may be subject, in the event that these laws or regulations change.

Raw material and energy prices have a significant impact on our profitability. If raw material and/or energy prices increase, and we cannot pass those price increases on to our customers, our profitability and financial condition may suffer.

We use three basic categories of raw materials in the manufacture of our products: elastomers (which include synthetic and natural material), aluminum and plastic. In addition, our manufacturing facilities consume a wide variety of energy products to fuel, heat and cool our operations. Supply and demand factors, which are beyond our control, generally affect the price of our raw materials and utility costs. If we are unable to pass along increased raw material prices and energy costs to our customers, our profitability, and thus our financial condition, may be adversely affected. The prices of many of these raw materials and utilities are cyclical and volatile. For example, the prices of certain commodities, particularly petroleum-based raw materials, have rapidly increased in the recent past, increasing the cost of synthetic elastomers and plastic. While we generally attempt to pass along increased costs to our customers in the form of sales price increases, historically there has been a time delay between raw material and/or energy price increases and our ability to increase the prices of our products. In some circumstances, we may not be able to increase the prices of our products due to competitive pressure and other factors.

Disruptions in the supply of key raw materials and difficulties in the supplier qualification process could adversely impact our operations.

We utilize a supply chain management strategy in our reporting segments, which involves purchasing from integrated suppliers that control their own sources of supply. This strategy has reduced the number of raw material suppliers used by us. In most cases, we purchase raw materials from a single source to assure quality and reduce costs. Due to regulatory control over our production processes, and the cost and time involved in qualifying suppliers, we rely on single source suppliers for many critical raw materials. This strategy increases the risks that our supply lines may be interrupted in the event of a supplier production problem. These risks are managed, where possible, by selecting suppliers with multiple

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manufacturing sites, rigid quality control systems, surplus inventory levels and other methods of maintaining supply in the case of interruption in production.

However, should one of our suppliers be unable to supply materials needed for our products or should our strategies for managing these risks be unsuccessful, we may be unable to complete the process of qualifying new replacement materials for some programs in time to meet future production needs.

Prolonged disruptions in the supply of any of our key raw materials, difficulty completing qualification of new sources of supply, or in implementing the use of replacement materials or new sources of supply could have a material adverse effect on our operating results, financial condition or cash flows.

Our operations must comply with environmental statutes and regulations, and any failure to comply could result in extensive costs which would harm our business.

The manufacture of some of our products involves the use, transportation, storage and disposal of hazardous or toxic materials and is subject to various environmental protection and occupational health and safety laws and regulations in the countries in which we operate. This has exposed us in the past, and could expose us in the future, to risks of accidental contamination and events of non-compliance with environmental laws. Any such occurrences could result in regulatory enforcement or personal injury and property damage claims or could lead to a shutdown of some of our operations, which could have an adverse effect on our business and results of operations. We currently incur costs to comply with environmental laws and regulations and these costs may become more significant.

A loss of key personnel or highly skilled employees could disrupt our operations.

Our executive officers are critical to the management and direction of our businesses. Our future success depends, in large part, on our ability to retain these officers and other capable management personnel. With the exception of our Chief Executive Officer, in general, we do not enter into employment agreements with our executive officers. We have entered into severance agreements with several of our officers that allow those officers to terminate their employment under particular circumstances, such as a change of control affecting our company. Although we believe that we will be able to attract and retain talented personnel and replace key personnel should the need arise, our inability to do so could disrupt the operations of the unit affected or our overall operations. In addition, because of the complex nature of many of our products and programs, we are generally dependent on an educated and highly skilled engineering staff and workforce. Our operations could be disrupted by a shortage of available skilled employees.

Risks Related to Our Common Stock

Future sales of our common stock in the public market could lower the market price for our common stock and could have dilutive effects on your ownership of our common stock.

We may, in the future, sell additional shares of our common stock to raise capital or to finance future acquisitions. We also have a substantial number of shares of our common stock reserved for issuance pursuant to stock options and other forms of equity-based incentive compensation, and upon conversion of our outstanding convertible debt. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance of substantial amounts of common stock, or the perception that such issuances may occur, could adversely affect the market price for our common stock and have a dilutive effect on your ownership of our common stock.

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Our charter and Pennsylvania law could delay or prevent a change in control that you may favor.

The terms of some of the anti-takeover provisions in our amended articles of incorporation and provisions of Pennsylvania corporate law could delay or prevent a change in control that you may favor or may impede the ability of the holders of our common stock to change our management.

In particular, the provisions of our amended articles of incorporation divide our Board of Directors into three classes, with members of each class to be elected for staggered three-year terms. In addition, the Pennsylvania Business Corporation Law (or PBCL) contains provisions designed to protect the Company and its shareholders from certain takeover transactions. Specifically, sections of the PBCL prohibit a person that acquires beneficial ownership of 20% or more of the voting power of a publicly held Pennsylvania corporation (such as us), a so-called “interested shareholder,” from engaging in a business combination transaction with such a corporation, except in certain circumstances.

Volatility in the market price of our common stock could result in a lower trading price than your purchase price.

The market price of our common stock has historically fluctuated over a wide range. In addition, the stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock may continue to fluctuate in the future and may be affected adversely by factors such as actual or anticipated fluctuations in our operating results, acquisition activity, the impact of international markets, changes in financial estimates by securities analysts, general market conditions, rumors and other factors.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus and the documents incorporated by reference herein should be considered “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, (Exchange Act) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events – they do not relate strictly to historical or current facts. In particular, these include statements concerning future actions, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings and financial results. We have tried, wherever possible, to identify such statements by using words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition.

We cannot guarantee that any forward-looking statement will be realized. If known or unknown risks or uncertainties materialize, or if underlying assumptions are inaccurate, actual results could differ materially from past results and those expressed or implied in any forward-looking statement. You should bear this in mind as you consider forward-looking statements.

We cannot predict or identify all such risks and uncertainties, but factors that could cause the actual results to differ materially from expected and historical results include the following:

•	sales demand;

•             timing, regulatory approval and commercial success of customers’ products incorporating our products and services, including specifically, the Exubera®  Inhaler;

•	customers’ changes to inventory requirements and manufacturing plans that alter existing orders or ordering patterns for our products;

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•                  our ability to pass raw-material cost increases on to customers through price increases;

•                maintaining or improving production efficiencies and overhead absorption;

•              physical limits on manufacturing capacity that may limit our ability to satisfy anticipated demand;

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timeliness and effects of capacity expansions, including the effects of delays associated with construction, availability and price of capital goods, and necessary internal, governmental and customer approvals;

•	the availability of labor to meet increased demand;

•	competition from other providers;

•	timely and successful negotiations of sales contracts with four of the Company’s largest customers during the second half of 2007;
•	average profitability, or mix, of products sold in a reporting period;

•	financial performance of unconsolidated affiliates;

•                strength of the U.S. Dollar in relation to other currencies, particularly the Euro, UK Pound, Danish Krone, Japanese Yen and Singapore Dollar;

•	changing interest rates and investment returns that can affect the Company’s cost of funds and return on invested funds;

•	interruptions or weaknesses in our supply chain, which could cause delivery delays or restrict the availability of raw materials and key bought-in components and finished products;

•	raw-material price escalation, particularly petroleum-based raw materials, and energy costs;

•                availability and pricing of materials that may be affected by vendor concerns with exposure to product-related liability; and

•	changes in tax law or loss of beneficial tax incentives.

These factors, and other factors set forth in the cautionary statements included in the section titled “RISK FACTORS” in this prospectus could cause our actual results to differ materially from the results expressed in, or implied by, this prospectus and the documents incorporated by reference herein. There can be no assurance that any of the events or conditions described in the forward looking statements contained in this prospectus and the documents incorporated by reference herein will occur in the timeframe expected by us, or at all. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein may become outdated over time. We do not assume any responsibility for updating any forward-looking statements.

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WHO WE ARE

West Pharmaceutical Services, Inc. (which may be referred to as “West”, the “Company”, “we”, “us” or “our”) is a manufacturer of components and systems for injectable drug delivery and plastic packaging and delivery system components for the healthcare, personal care and consumer products markets. Our products include stoppers and seals for vials, and components used in syringes, intravenous delivery systems and blood collection and diagnostic systems.

Our Business

We have two reportable segments: Pharmaceutical Systems and Tech Group.

Pharmaceutical Systems Segment

Our Pharmaceutical Systems segment designs, manufactures and sells a variety of elastomer and metal components used in parenteral drug delivery for the branded pharmaceutical, generic and biopharmaceutical industries and is one of the world’s largest, independent manufacturers of pharmaceutical packaging components (stoppers, plungers and seals).

Our Pharmaceutical Systems segment consists of two operating segments—the Americas and Europe/Asia Pacific—which are aggregated for reporting purposes because they have similar economic characteristics, as well as similar products, manufacturing processes, customer objectives, distribution procedures and regulatory requirements.

Our Pharmaceutical Systems business is composed of the following product lines:

•	Elastomeric stoppers and discs, which serve as primary closures for pharmaceutical vials.
•	Secondary closures for pharmaceutical vials, called Flip-Off® aluminum seals, consisting of an aluminum seal and removable plastic button, and in some applications, just an aluminum seal.
•	Elastomeric syringe plungers, stoppers for blood collection systems and flashback bulbs and sleeve stoppers for intravenous dispensing systems.
•	Elastomer and co-molded elastomer/plastic components for infusion (IV) sets.
•	Dropper bulbs—including tamper-evident droppers—for applications such as eye, ear and nasal drops, diagnostic products and dispensing systems.
•	Needle shields and tip caps to fit most standard prefilled syringes and combination seals for dental cartridges and pens.
•	Baby bottle nipple and pacifier bulbs from a variety of elastomeric formulations.

Our elastomeric components are offered in a variety of standard and customer-specific configurations and formulations. These components are available with advanced barrier films and coatings to enhance their performance. FluroTec® is a flurorcarbon film which is applied to rubber stoppers and plungers using a patented molding process. This film helps to prevent the migration of rubber constituents into the drug formulation and the absorption of drug constituents into the rubber stopper and results in enhanced shelf life of packaged drugs. Teflon® is a flourinated ethylene-propylene film applied to the

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surface of serum stoppers to improve compatibility between the closure and the drug. Teflon® is a registered trademark of E.I. DuPont de Nemours and Company. B2-Coating is a polydimethylsiloxane fluid coating applied to the surface of rubber stoppers and plungers using a patented process. B2-Coating eliminates the need for conventional siliconization to help manufacturers reduce vision system product rejections due to trace levels of silicone molecules found in packaged drug compounds. FluroTec and B2-Coating technologies are licensed from Daikyo Seiko, Ltd.

In addition to the coating technologies, we offer a post-manufacturing process called Westar® RS (ready to sterilize), a documented and fully validated procedure for washing and siliconizing stoppers and syringe components to remove biological materials and endotoxins prior to sterilization. The Westar® process increases the overall efficiency of injectable drug production by centralizing processing and eliminating steps otherwise required in each of our customers’ manufacturing processes.

Our Flip-Off® secondary closures are tamper-evident sterilizable seals, consisting of a metal overseal and a molded plastic cap that is removed in order to permit access to the drug-vial contents. These are sold in a wide range of sizes and color combinations to meet customers’ needs for product identification and differentiation. In 2004, we introduced seals with a smooth-top surface for printing or embossing cautionary statements, usage or dosage instructions, or manufacturer or product names. In 2005, we introduced anti-counterfeiting technologies that include the use of spectroscopic inks for covert product protection—allowing customers to incorporate price codes or product lot numbers visible only under ultra-violet lights.

The latest seal technology, known as West Spectra™ RFID, currently in development with two manufacturers, incorporates a radio-frequency identification chip within the molded cap. The chip can include product information and manufacturer information that is readable and easy to update, enabling product tracking throughout the entire supply chain.

Many injectable drug products, including the majority of recently introduced biotechnology products, are produced as freeze-dried powders in order to preserve product efficacy during shipment and storage. These products must be reconstituted, typically by diluting the powder with sterile water or other diluent at the point of use. Our acquisition of Medimop expanded our product offerings in this area. All Medimop products are 510K-approved by the United States Food and Drug Administration (FDA). In addition, many Medimop products are protected by patents.

As an adjunct to our Pharmaceutical Systems products, we offer contract analytical laboratory services for testing and evaluating primary drug packaging components and their compatibility with the contained drug formulation specializing in extractables and leachables testing. Monarch Laboratories specializes in plastic and glass materials testing. Prior to acquiring Monarch, our analytical laboratories focused primarily on elastomer materials. The two operations have been combined to form West Monarch Analytical Laboratories. The integrated laboratories provide us and our customers with in-depth knowledge and analysis of the interaction and compatibility of drug products with elastomer, glass and plastic packaging components. Our analytical laboratories also provide specialized testing for complete drug delivery systems.

Tech Group Segment

Our Tech Group segment serves the medical, pharmaceutical, diagnostic and healthcare markets with custom contract-manufacturing services. Products and projects include design and manufacturing of unique components for surgical, ophthalmic, diagnostic and drug delivery systems, such as contact lens storage kits, pill dispensers, safety needle syringes, disposable blood collection systems and components and systems associated with drug inhalation devices.

The Tech Group segment also has expertise in product design, including in-house mold design and construction, a quick-response center for developmental and prototype tooling and high-speed

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automated assemblies. Technologies include multi-material molding, in-mold labeling, ultrasonic-welding and automated multi-component clean-room assembly.

The Tech Group segment continues to support the U.S. launch of Pfizer’s Exubera® Inhalation Powder, a pulmonary insulin product developed by our customer Nektar Therapeutics. We are one of two contract manufacturers for the inhalation delivery device used with Exubera®. The initial acceptance of Exubera® by health care providers and insurers has been slower than Pfizer anticipated, and as a result, their inventories have increased. While we are committed to fulfilling current orders, we expect Pfizer’s high inventory levels and slower-than-expected demand will affect our fourth quarter 2007 and full-year 2008 sales levels.

In the consumer products and personal care markets, Tech Group products include the following:

•	Child-resistant and tamper-evident closures and dispensers for personal care products.
•	Spout-Pak® components used to seal beverage containers (Spout-Pak® is a registered trademark of International Paper).
•	Multi-piece components for consumer technology products.
•	Unique pens and marking systems.
•	Small-scale fan/motor assemblies.
•	Laundry and home-care system components.

Corporate Information

We were incorporated in Pennsylvania in 1923. Our principal executive offices are located at 101 Gordon Drive, Lionville, Pennsylvania 19341, and our telephone number at that address is (610) 594-2900. We maintain a web site at www.westpharma.com. Information contained on, or that may be accessed through, our website is not a part of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. The selling shareholders will not cover any of the expenses that are incurred by us in connection with the registration of the shares of common stock, but the selling shareholders will pay any commissions, discounts and other compensation to any broker-dealers through whom any such selling shareholder sells any of the shares of common stock.

SELLING SHAREHOLDERS

The particular selling shareholders will be named in the applicable prospectus supplement, along with information regarding the beneficial ownership of our common stock by such selling shareholders as of the date of the applicable prospectus supplement, the number of shares being offered by such selling shareholders and the number of shares beneficially owned by such selling shareholders after the applicable offering. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

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PLAN OF DISTRIBUTION

The common stock being offered by the selling shareholder, or by its pledgees, donees, distributees, transferees, or other successors in interest, will be sold in one or more transactions by the following means of distribution (or any combination thereof):

•               block trades (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction.

•                purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

•                exchange distributions and/or secondary distributions in accordance with the rules of the New York Stock Exchange.

•                ordinary brokerage transactions and transactions in which the broker solicits purchasers.

•	sales in the over-the-counter market.

•	through short sales of common stock.

•	through the writing of options on common stock.

•	distributions to beneficiaries.

•	privately negotiated transactions.

The selling shareholder may from time to time deliver all or a portion of the shares of common stock offered hereby to cover a short sale or sales or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price or at any other price as the selling shareholder determines from time to time. The selling shareholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholder may also sell the common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such market makers and broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholder and/or the purchasers of common stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the common stock will do so for their own account and at their own risk. It is possible that the selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then-market price. In addition, the selling shareholder or its successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholder.

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The selling shareholder may pledge or grant a security interest in some or all of the common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the listing of the selling shareholder to include the pledgee, transferee or other successors in interest as a selling shareholder under this prospectus. The selling shareholder also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. Shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

There can be no assurance that all or any of the common stock offered hereby will be sold by the selling shareholder.

The selling shareholder and any broker-dealers that act in connection with the sale of common stock might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling shareholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. We have informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act, may apply to its sales in the market. The registration of the common stock under the Securities Act shall not be deemed an admission by the selling shareholder or us that the selling shareholder is an underwriter for purposes of the Securities Act of any common stock offered pursuant to this prospectus. In addition, under the securities laws of some states, the shares of common stock may be sold in these states only through registered or licensed brokers or dealers.

Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of the shares of common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during any applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 101, 102, 103 and 104, which provisions may limit the timing of purchases and sales of common stock by the selling shareholder.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by John R. Gailey III. Mr. Gailey is one of our full-time employees, holding the title of Vice President, General Counsel and Secretary. Mr. Gailey owns substantially less then 1% of the outstanding shares of West common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

11

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. You also may obtain copies of these materials at prescribed rates from the public reference section of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of these materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our filings are also available to the public through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered under this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document, are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the SEC.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings and any information incorporated by reference in this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to West Pharmaceutical Services, Inc., 101 Gordon Drive, Lionville, PA 19341, Attention: John R. Gailey III, Esq., (610) 594-2900. In addition, copies of such filings are available on our website at http://investor.westpharma.com.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus. We have incorporated by reference into this prospectus the following documents or information filed with the SEC (Commission File No. 1-8036):

•                      Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007 filed on May 8, 2007 and August 3, 2007, respectively;

•                      Current Reports on Form 8-K filed on January 30, 2007, March 7, 2007, March 14, 2007, April 4, 2007 and May 4, 2007, respectively;

•                       Description of our common stock set forth in our Registration Statement on Form 8-A filed with the SEC on October 17, 1980; and

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•                                          All documents and reports subsequently filed by the Company pursuant to Section13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, (other than, in each case, documents or information therein deemed to have been furnished and not filed in accordance with SEC rules).

Any statement contained in a document that is incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or replaces such statement. Any statement so modified or superseded shall not be deemed a part of this prospectus except as so modified or superseded.

TRANSFER AGENT

American Stock Transfer and Trust Company, Inc. serves as the transfer agent for our common stock. The phone number for American Stock Transfer and Trust Company, Inc. is (800) 937-5449.

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PROSPECTUS

47,510 SHARES

WEST PHARMACEUTICAL SERVICES, INC.

COMMON STOCK

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses to be paid by the Registrant in connection with the distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

SEC Registration Fee	$59
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	2,000
Miscellaneous Fees and Expenses	2,000
TOTAL	$9,059

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

We maintain a policy of insurance under which our respective directors and officers (as defined therein) are insured subject to specified exclusions and deductible and retention and maximum amounts against loss arising from any civil claim or claims which may be made against any of our directors or officers (as so defined) by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or act done or wrongfully attempted or alleged to have been done while acting in their respective capacities.

The Pennsylvania Business Corporation Law and our amended and restated bylaws limit the monetary liability of our directors to us and to our shareholders and provide for indemnification of our officers and directors for liabilities and expenses that they may incur in such capacities.

Article IV of the bylaws provides that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of us or serving at our request as a director, officer, employee or agent of another entity. Such indemnification shall be against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of such proceedings to the extent that such person has not otherwise been indemnified and the power to give such indemnification has been granted by statute. For this purpose, our board of directors has the power to buy and maintain insurance at our expense. Payment of expenses may be made to an indemnified person prior to the final disposition of an action. Upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us.

The Pennsylvania Business Corporation Law authorizes the indemnification set forth above if the actions of the person to be indemnified did not constitute self-dealing, willful misconduct or recklessness. The character of the conduct of the person to be indemnified shall be determined by members of the board not parties to such litigation, independent counsel or our shareholders. Our obligation to indemnify a director, officer, employee or agent under Article IV of the bylaws constitutes a contract between us and such person, and no modification or repeal of any provision of Article IV of the bylaws will affect, to the detriment of the director, officer, employee or agent, our obligations in connection with a claim based in any act or failure to act occurring before such modification or repeal.

ITEM 16.	EXHIBITS

Exhibit No.	Description
4(a)

Articles 5, 6, 8(c) and 9 of the Amended and Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit (3)(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).

4(b)	Article I and V of the Bylaws of the Registrant, as amended, incorporated by reference to Exhibit (3)(b) to the Registrant’s Form 10-Q for the quarter ended September 30, 1998 (File No. 1-8036).

4(c)	Form of stock certificate for common stock incorporated by reference to Exhibit (4)(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).

5(a)	Opinion of John R. Gailey III, Esq.

23(a)	Consent of PricewaterhouseCoopers LLP

23(b)	Consent of John R. Gailey III, Esq. (included in Exhibit 5(a) above)

24(a)	Power of Attorney of Jenne K. Britell

24(b)	Power of Attorney of L. Robert Johnson

24(c)	Power of Attorney of Paula A. Johnson

24(d)	Power of Attorney of John P. Neafsey

24(e)	Power of Attorney of Anthony Welters

24(f)	Power of Attorney of Geoffrey F. Worden

24(g)	Power of Attorney of Robert C. Young

24(h)	Power of Attorney of Patrick J. Zenner

ITEM 17.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

1.            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i),(a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.         That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lionville, Township of Uwchlan, Commonwealth of Pennsylvania, on August 7, 2007.

WEST PHARMACEUTICAL
SERVICES, INC.

By:	/s/ JOHN R. GAILEY III
John R. Gailey III
Vice President, General Counsel and
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on August 7, 2007.

SIGNATURE	TITLE

/s/ DONALD E. MOREL, JR.	Chairman of the Board and Chief Executive Officer (principal executive officer)
Donald E. Morel, Jr.

/s/ WILLIAM J. FEDERICI	Vice President and Chief Financial Officer (principal financial officer)
William J. Federici

/s/ JOSEPH E. ABBOTT	Vice President and Corporate Controller (principal accounting officer)
Joseph E. Abbott

*	Director
Jenne K. Britell

*	Director
L. Robert Johnson

*	Director
Paula A. Johnson

*	Director
John P. Neafsey

Director
John H. Weiland

*	Director
Anthony Welters

*	Director
Geoffrey F. Worden

*	Director
Robert C. Young

*	Director
Patrick J. Zenner

*/s/ JOHN R. GAILEY III
John R. Gailey III
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4(a)

Articles 5, 6, 8(c) and 9 of the Amended and Restated Articles of Incorporation of the Registrant incorporated by reference to Exhibit (3)(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).

4(b)	Article I and V of the Bylaws of the Registrant, as amended, incorporated by reference to Exhibit (3)(b) to the Registrant’s Form 10-Q for the quarter ended September 30, 1998 (File No. 1-8036).

4(c)	Form of stock certificate for common stock incorporated by reference to Exhibit (4)(a) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-8036).

5(a)	Opinion of John R. Gailey III, Esq.

23(a)	Consent of PricewaterhouseCoopers LLP

23(b)	Consent of John R. Gailey III, Esq. (included in Exhibit 5(a) above)

24(a)	Power of Attorney of Jenne K. Britell

24(b)	Power of Attorney of L. Robert Johnson

24(c)	Power of Attorney of Paula A. Johnson

24(d)	Power of Attorney of John P. Neafsey

24(e)	Power of Attorney of Anthony Welters

24(f)	Power of Attorney of Geoffrey F. Worden

24(g)	Power of Attorney of Robert C. Young

24(h)	Power of Attorney of Patrick J. Zenner

Exhibit 5(a)

[WEST PHARMACEUTICAL SERVICES, INC. LETTERHEAD]

OPINION OF JOHN R. GAILEY III

August 7, 2007

West Pharmaceutical Services, Inc.

101 Gordon Drive

Lionville, PA  19341

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by West Pharmaceutical Services, Inc., a Pennsylvania corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to

47,510 shares (the “Shares”) of the Company’s common stock, $0.25 par value per share (the “Common Stock”). The Common Stock may be offered and sold from time to time on a delayed or continuous basis pursuant to Securities Act Rule 415, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective.

I have examined the Registration Statement, including the exhibits thereto, the Company’s Amended and Restated Articles of Incorporation and its Amended and Restated By-Laws as currently in effect, certain resolutions of the board of directors, and such other documents, corporate records and instruments and have examined such laws and regulations deemed necessary for purposes of rendering the opinion set forth herein as I have deemed appropriate. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the authenticity of all documents submitted to me as copies of originals.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, I am of the opinion that, when the Shares have been duly issued and sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.

My opinion is limited to the Pennsylvania Business Corporation Law of the

Commonwealth of Pennsylvania, as amended, including the statutory provisions and all applicable provisions of the Pennsylvania Constitution and reported judicial decisions interpreting these laws and the federal securities laws each as in effect on the date hereof.

I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any fact that might change the opinion expressed herein after the date hereof.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b) (5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related prospectus under the caption “Legal Matters.”  In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder.

Sincerely,

/s/ JOHN R. GAILEY III
John R. Gailey III
Vice President and General Counsel

Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated February 26, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in West Pharmaceutical Services, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSE COOPERS LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
August 7, 2007

Exhibit 24(b)

POWER OF ATTORNEY

The undersigned hereby authorizes and appoints John R. Gailey III as his/her attorney-in-fact to sign on his/her behalf and in his/her capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file (1) the Registration Statement on Form S-3 or other applicable form for the registration of up to 47,510 shares of the Company’s Common Stock, par value $.25 per share, to be sold by the Herman O. West Foundation and all amendments, including Post Effective Amendments, exhibits and supplements thereto; and (2) the Registration Statement on Form S-8 or other applicable form for the registration of 4,100,000 shares of the Company’s Common Stock, par value $.25 per share, to be offered and sold pursuant to the Company’s 2007 Omnibus Incentive Compensation Plan, and all amendments, including Post Effective Amendments, exhibits and supplements thereto.

Dated: May 1, 2007

/s/ L. ROBERT JOHNSON
L. Robert Johnson

Exhibit 24(c)

POWER OF ATTORNEY

The undersigned hereby authorizes and appoints John R. Gailey III as his/her attorney-in-fact to sign on his/her behalf and in his/her capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file (1) the Registration Statement on Form S-3 or other applicable form for the registration of up to 47,510 shares of the Company’s Common Stock, par value $.25 per share, to be sold by the Herman O. West Foundation and all amendments, including Post Effective Amendments, exhibits and supplements thereto; and (2) the Registration Statement on Form S-8 or other applicable form for the registration of 4,100,000 shares of the Company’s Common Stock, par value $.25 per share, to be offered and sold pursuant to the Company’s 2007 Omnibus Incentive Compensation Plan, and all amendments, including Post Effective Amendments, exhibits and supplements thereto.

Dated: May 1, 2007

/s/ PAULA A. JOHNSON
Paula A. Johnson

Exhibit 24(d)

POWER OF ATTORNEY

The undersigned hereby authorizes and appoints John R. Gailey III as his/her attorney-in-fact to sign on his/her behalf and in his/her capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file (1) the Registration Statement on Form S-3 or other applicable form for the registration of up to 47,510 shares of the Company’s Common Stock, par value $.25 per share, to be sold by the Herman O. West Foundation and all amendments, including Post Effective Amendments, exhibits and supplements thereto; and (2) the Registration Statement on Form S-8 or other applicable form for the registration of 4,100,000 shares of the Company’s Common Stock, par value $.25 per share, to be offered and sold pursuant to the Company’s 2007 Omnibus Incentive Compensation Plan, and all amendments, including Post Effective Amendments, exhibits and supplements thereto.

Dated: May 1, 2007

/s/ JOHN P. NEAFSEY
John P. Neafsey

Exhibit 24(e)

POWER OF ATTORNEY

The undersigned hereby authorizes and appoints John R. Gailey III as his/her attorney-in-fact to sign on his/her behalf and in his/her capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file (1) the Registration Statement on Form S-3 or other applicable form for the registration of up to 47,510 shares of the Company’s Common Stock, par value $.25 per share, to be sold by the Herman O. West Foundation and all amendments, including Post Effective Amendments, exhibits and supplements thereto; and (2) the Registration Statement on Form S-8 or other applicable form for the registration of 4,100,000 shares of the Company’s Common Stock, par value $.25 per share, to be offered and sold pursuant to the Company’s 2007 Omnibus Incentive Compensation Plan, and all amendments, including Post Effective Amendments, exhibits and supplements thereto.

Dated: May 1, 2007

/s/ ANTHONY WELTERS
Anthony Welters

Exhibit 24(f)

POWER OF ATTORNEY

The undersigned hereby authorizes and appoints John R. Gailey III as his/her attorney-in-fact to sign on his/her behalf and in his/her capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file (1) the Registration Statement on Form S-3 or other applicable form for the registration of up to 47,510 shares of the Company’s Common Stock, par value $.25 per share, to be sold by the Herman O. West Foundation and all amendments, including Post Effective Amendments, exhibits and supplements thereto; and (2) the Registration Statement on Form S-8 or other applicable form for the registration of 4,100,000 shares of the Company’s Common Stock, par value $.25 per share, to be offered and sold pursuant to the Company’s 2007 Omnibus Incentive Compensation Plan, and all amendments, including Post Effective Amendments, exhibits and supplements thereto.

Dated: May 1, 2007

/s/ GEOFFREY F. WORDEN
Geoffrey F. Worden

Exhibit 24(g)

POWER OF ATTORNEY

The undersigned hereby authorizes and appoints John R. Gailey III as his/her attorney-in-fact to sign on his/her behalf and in his/her capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file (1) the Registration Statement on Form S-3 or other applicable form for the registration of up to 47,510 shares of the Company’s Common Stock, par value $.25 per share, to be sold by the Herman O. West Foundation and all amendments, including Post Effective Amendments, exhibits and supplements thereto; and (2) the Registration Statement on Form S-8 or other applicable form for the registration of 4,100,000 shares of the Company’s Common Stock, par value $.25 per share, to be offered and sold pursuant to the Company’s 2007 Omnibus Incentive Compensation Plan, and all amendments, including Post Effective Amendments, exhibits and supplements thereto.

Dated: May 1, 2007

/s/	ROBERT C. YOUNG
Robert C. Young

Exhibit 24(h)

POWER OF ATTORNEY

The undersigned hereby authorizes and appoints John R. Gailey III as his/her attorney-in-fact to sign on his/her behalf and in his/her capacity as a director of West Pharmaceutical Services, Inc. (the “Company”), and to file (1) the Registration Statement on Form S-3 or other applicable form for the registration of up to 47,510 shares of the Company’s Common Stock, par value $.25 per share, to be sold by the Herman O. West Foundation and all amendments, including Post Effective Amendments, exhibits and supplements thereto; and (2) the Registration Statement on Form S-8 or other applicable form for the registration of 4,100,000 shares of the Company’s Common Stock, par value $.25 per share, to be offered and sold pursuant to the Company’s 2007 Omnibus Incentive Compensation Plan, and all amendments, including Post Effective Amendments, exhibits and supplements thereto.

Dated: May 1, 2007

/s/ PATRICK J. ZENNER
Patrick J. Zenner